EXHIBIT 99.1

NoteholdersReport Crusade Global Trust No. 1 of 2005 Coupon Period Ending 17 June 2005
USDNotes
	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes (USD)	581,619,380.98	96.936563%	3.0800%	4,774,000.00	18,380,619.02	0.00
Class A-2 Notes (EUR)	533,151,099.25	96.936563%	2.1950%	3,118,729.17	16,848,900.75	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-3 Notes	823,960,789.73	96.936563%	5.9800%	12,951,205.48	26,039,210.27	0.00
Class B Notes	32,100,000.00	100.000000%	6.1200%	500,548.93	0.00	0.00
Class C Notes	10,300,000.00	100.000000%	6.2200%	163,236.66	0.00	0.00

		31-May-05
Pool Summary		AUD
Outstanding Balance - Variable Rate Housing Loans		2,079,233,663
Outstanding Balance - Fixed Rate Loans		379,835,523
Total Outstanding Balance		2,459,069,187
Number of Loans		13,251
Weighted Average Current LVR		63.07%
Average Loan Size		185,576
Weighted Average Seasoning		23 mths
Weighted Average Term to Maturity		303 mths

Principal Collections		AUD
Scheduled Principal Payments		11,868,637.71
Unscheduled Principal Payments		85,716,491.06
Redraws		9,674,049.69

Principal Collections		87,911,079.08

Total Available Principal		AUD
Principal Collections		87,911,079.08
Principal Charge Offs		0.00
Principal Draws		-10,555,618.13
Total Available Principal		77,355,460.95

Outstanding Principal Draws From Previous Period		0.00

Principal Distributed		77,355,460.95
Principal Retained		0.00

Total Available Funds		AUD
Available Income		38,036,075.78
Principal Draw		10,555,618.13
Liquidity Draw		0.00

Total Available Funds		48,591,693.91

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR
		Mar-05	Apr-05	May-05
	1 mth CPR	n/a	10.91%	14.80%

Arrears
	% of pool (by balance)
31 - 59 days	0.14%
60 - 89 days	0.03%
90+ days	0.0005%
Defaults*	Nil
Losses	Nil

* Defaults are also included in the 90+ days arrears category